                                                                       Exhibit A

                                                                     EXHIBIT 4.2


                          [FORM OF WARRANT CERTIFICATE]


                    EXERCISABLE ON OR AFTER DECEMBER 18, 2000
            VOID AFTER 5:00 P.M., NEW YORK CITY TIME ON JUNE 18, 2003
W________________                                          ____________ Warrants

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

         THIS CERTIFIES THAT, FOR VALUE RECEIVED _______________________, or his, her or its registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from American Bank Note Holographics, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter referred to, one fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"). Subject to the provisions of the Warrant Agreement, the Warrants may be exercised at any time or from time to time on or after December 18, 2000 (the "Commencement Date") and must be exercised before 5:00 P.M., New York City time, on June 18, 2003 (the "Exercise Deadline"). Upon the Exercise Deadline, all rights evidenced by the Warrants shall cease and the Warrants shall become void, and the holders thereof shall have no rights thereunder. Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Company until the Exercise Deadline (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at an exercise price (the "Exercise Price") of $6.00 upon surrender of this Warrant Certificate to the Company at the office of the Warrant Agent (as defined in the Warrant Agreement) designated by the Warrant Agent for such purpose with the form of election to purchase appearing on this Warrant Certificate duly completed and signed, together with payment of the Exercise Price in cash or certified or official bank check payable to the order of the Warrant Agent

         The Exercise Price or number of Warrant Shares for which the Warrants are exercisable are subject to change or adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE SIDE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

         This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers.

Dated:                                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                                           By:
                                              ------------------------------
                                              Name:
                                              Title:

ATTEST:

By:
   -------------------------

Countersigned:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, as Warrant Agent

By:
   ------------------------------
   Name:
   Title:

                                 [REVERSE SIDE]

         This Warrant Certificate is subject to all of the terms and conditions of the Warrant Agreement, dated as of December 18, 2000 (the "Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms and conditions the registered holder of the Warrant consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the registered holders of Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the principal office of the Warrant Agent or may be obtained upon written request addressed to the Warrant Agent at its principal stockholder services office in 59 Maiden Lane, Plaza Level, New York, NY 10038 or may be obtained upon written request addressed to the Company at 399 Executive Boulevard, Elmsford, NY 10523, Attn: Chief Financial Officer.

         The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractional shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

         This Warrant Certificate may be exchanged or transferred, at the option of the holder, upon presentation and surrender hereof to the Warrant Agent, for other Warrant Certificates of different denominations, entitling the holder hereof to purchase in the aggregate the same number of Warrant Shares. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

         The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any of the rights of a stockholder in the Company, either at law or in equity, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company, and the rights of the holder are limited to those expressed in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

         Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

         (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement and

         (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         This Warrant Certificate shall not be valid or enforceable for any purpose until it shall have been countersigned by the Warrant Agent.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM =  as tenants in common

         TEN ENT =  as tenants by the entireties

         JT TEN = as joint tenants with right of survivorship and not as tenants in common

         COM PROP =  as community property

         UNIF GIFT MIN ACT =  ________________ Custodian ________________
                                 (Custodian)                  (Minor)

         under Uniform Gifts to Minors Act ____________________________
                                                    (State)

         Additional abbreviations may also be used though not in the above list.

                                  PURCHASE FORM

                                                  Dated: ________________, 20___

         The undersigned hereby irrevocably exercises this Warrant to purchase __________ shares of Common Stock and herewith makes payment of $__________ in payment of the Exercise Price thereof on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest herein to the Company and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.

Name:
     ---------------------------------------------------------------
                            (Please Print)

Address:
        ------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------

Taxpayer Identification or Social Security Number:
                                                  ------------------

Signature
         -----------------------------------------

If such number of Warrant Shares is less than the aggregate number of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Warrant Shares to be registered in the name and at the address specified below and delivered thereto.

Name:
     ---------------------------------------------------------------
                            (Please Print)
Address:
        ------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------

Taxpayer Identification or Social Security Number:
                                                  ------------------

Signature
         -----------------------------------------

NOTE:      The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:

-------------------------------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

WARRANT ASSIGNMENT FORM

         FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers to:

Name:
     ---------------------------------------------------------------
                            (Please Print)

Address:
        ------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------


Taxpayer Identification or Social Security Number:
                                                  ------------------

the right to purchase up to _____________________ Warrant Shares represented by this Warrant and does hereby irrevocably constitute and appoint
____________________________________ Attorney-in-fact to transfer said Warrant on the behalf of the Company, with full power of substitution in the premises.

         Dated:
               ---------------------

                                                Signature of registered holder
         --------------------------------------

NOTE:      The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

         Signatures Guaranteed:

         -------------------------------------------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15